Exhibit 10.3

15th Floor, Zhonggeng

House Leasing Contract

Party A (Lessor): Lin Xuexin

Certificate No.: Exit-Entry Permit for Traveling to and from Hong Kong and Macao with No. H0120255601

Tel.:

Party B (Lessee): Fuzhou Yukai Trading Co., Ltd.

Registered Address: Room 909, 910, 911 and 912, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou

Legal representative: Zheng Weiping

Tel.:

According to the Contract Law of the People's Republic of China and relevant laws and regulations, in order to clarify the rights and obligations of both parties, both parties have entered into this contract by consensus on matters relating to the lease of the following house for mutual honor.

I. Basic information of Lessor's property right:

Party A leases the property located in Units 01 and 02, 15/F, Fujian International Youth Exchange Center, No. 83, Dongjie Sub-district, Gulou District, Fuzhou (hereafter referred to as "the House") (any copy of the property right certificate shall be deemed as appendices to this contract), with a building area of 353 square meters. Party A (Lessor) guarantees the complete ownership of the House during the lease term.

II. House type and facilities:

The two units of the House have been decorated in combination, and are ready for immediate office. The facilities in the House include: 4 executive desks, 1 conference table, 19 sofas and chairs, 14 office desks, 9 office chairs, 8 telephones, 9 Gree air conditioners and other hard decoration. Party B is willing to rent the House and its decoration and equipment attached and maintain and keep the integrity and normal use of such original decoration and equipment, otherwise Party A is entitled to require Party B to restore the House to its original status and pay compensation, except for normal loss of such decoration and equipment attached.

III. Lease term:

The term of Party B's renewal of the lease shall be one full year counted from August 17, 2021 to August 16, 2022.

IV. Rent:

(1) The rent shall be calculated from the starting date of the lease from August 17, 2021 to August 16, 2022, and the rent per month shall be ¥29,000 (in words: CNY TWENTY-NINE THOUSAND ONLY) .

(2) The rent excludes other costs such as taxes, water and electricity charges, property management fees and various utilities (including but not limited to water and electricity charges). The rent is only provided with receipt, instead of invoice.

(3) Payment of rent: the rent shall be paid monthly on the 12th day of each month. After receiving the rent, Party A shall issue a receipt to Party B.

The bank account for Party A's collection of the rent paid by Party A is as follows:

Account name: Lin Xuexin

Account No.:

Bank of Deposit: China Construction Bank Fuzhou Guangda Sub-branch

If the above account information is changed, Party A shall notify Party B in advance. Party A's collection of the rent paid by Party A shall be provided with a receipt. If an invoice is required by Party B, the invoicing fee and related tax shall be borne by Party B itself.

V. Guarantee Deposit and Its Payment:

(1) Party A will collect ¥87,000 (in words: CNY EIGHTY-SEVEN THOUSAND ONLY) from Party B as the guarantee deposit under this contract (the guarantee deposit collected in the previous year will be spontaneously taken as that for this contract). Unless otherwise agreed in this contract, after the lease term expires or this contract is terminated or canceled in advance and the House is inspected and accepted by Party A, Party B shall move out immediately. Within seven days after Party B has paid all expenses, Party A shall refund the guarantee deposit without interest to Party B in one time, but the guarantee deposit cannot be used to offset the rent midway.

(2) In the event that any losses are caused by the failure of either party to perform this contract due to force majeure, such party shall not be liable to the other party, and this contract shall be automatically terminated.

(3) Where this contract is terminated or canceled early due to Party A's breach of contract, within seven days from then on, Party A shall refund the rent prepaid by Party B but not actually incurred (if any) and the guarantee deposit to Party B.

(4) Party B shall inform Party A whether it will renew the lease one month before the lease term of this contract is over. In the event that this contract is terminated or canceled in advance due to Party B's breach of contract, the rent and guarantee deposit paid by Party B to Party A will not be refunded.

VI. Party A's Rights and Obligations During the Lease Term:

(1) Party A shall timely deliver the House and its attached facilities to Party B for use. The above House has a clear ownership. In case any dispute arises from any property rights or claims or debts in relation to Party A or arises from the lack of leasing conditions, Party A shall be fully responsible.

(2) If Party A intends to mortgage, sell or transfer the House in part or in whole, it shall inform Party B ahead of time, and then it may be deemed not to breach the contract. At the expiration of the lease term, under the same conditions, Party B shall enjoy the priority of renewing the lease or purchasing the House.

VII. Party B's Rights and Obligations During the Lease Term:

(1) During the lease term, Party B shall provide copies of valid identity documents and business licenses.

(2) Party B shall timely pay the rent and all other expenses payable according to this contract. If the payment date is a holiday, it shall be postponed correspondingly. Party B fails to pay the rent and other expenses payable in time, it shall pay liquidated damages to Party A at 0.5% of the amount unpaid for each overdue day. When Party B needs to decorate the House, it shall obtain the consent of Party A before implementation. If Party B damages the original decoration and facilities, it shall be liable for repairing immediately or compensating according to the cost.

(3) After Party A hands over the House to Party B, Party B's decoration and renovation shall have nothing to do with Party A. If Party B intends not to use the House, it shall not damage the decorated part and the house structure.

(4) During the lease term, Party B shall not sublet or transfer the House to any third party for use. Because the change of the business license is equivalent to the change of Lessee, the leasing contract shall be re-signed, while Party B shall have the priority of leasing under the same conditions.

(5) When this contract is terminated, Party B shall return the House to Party A immediately. In case Party A suffers any losses due to Party B's delay in returning the House, Party B shall pay double rent as compensation; if Party B needs to renew the lease of the House, it shall negotiate with Party A one month in advance, and then both parties shall re-sign the contract.

(6) Any economic and legal responsibilities arising from Party B's business activities and personal acts shall have nothing to do with Party A.

(7) Party B must not engage in any illegal activities in the House, otherwise it shall bear all legal responsibilities arising therefrom. VIII. Liability for Breach of Contract:

Where either party fails to perform any of the terms and conditions of this contract so that the purpose of this contract can not be achieved or violates relevant national decrees, the other party shall have the right to terminate this contract ahead of schedule, and all resulting losses and legal responsibilities shall be borne by the responsible party.

IX. Miscellaneous:

This contract shall take effect after being signed and sealed by both parties. The guarantee deposit previously paid shall remain valid under this contract.

X. In case of any dispute arising from the execution of this contract, both parties shall settle it through friendly negotiation. If negotiation fails, either party may file a lawsuit with the People's Court of Gulou District.

XI. Matters not covered in this contract may be separately agreed upon by both parties in form of supplemental agreement. The supplemental agreement shall have the same legal effect as this contract after being signed and sealed by both parties.

XII. This contract is made in duplicate, one for each party.

No text below.

Party A:	[signature]	Party B:
Legal Representative:

Signed at Units 01 and 02, 15/F, Fujian International Youth Exchange Center

Signed on July 18, 2021